Exhibit 99.1

PRESS CONTACT: Carey Hendrickson, Chief Financial Officer Phone: 1-972-770-5600

FOR IMMEDIATE RELEASE

CAPITAL SENIOR LIVING CORPORATION

REPORTS SECOND QUARTER 2018 RESULTS

DALLAS – (GLOBE NEWSWIRE) – July 31, 2018 – Capital Senior Living Corporation (the “Company”) (NYSE:CSU), one of the nation’s largest operators of senior housing communities, today announced operating and financial results for the second quarter 2018.

“Our financial results for the second quarter were impacted by a challenging operating environment and higher than anticipated attrition rates, especially towards the end of April and early May, which resulted in lower than expected occupancy and average rents,” said Lawrence A. Cohen, Chief Executive Officer of the Company. “To address this, we implemented one-month specials in certain locations as well as targeted discounts, which successfully stabilized occupancy but had a resulting negative impact on our reported results. We expect the challenging competitive environment and its associated impacts on our results to continue through the balance of the year. As a result, we are reducing our full year guidance for 2018.”

Mr. Cohen continued, “We are disappointed with our second quarter results, and have put in place immediate action plans to increase revenues and reduce expenses. Beyond these immediate steps, we continue to implement a number of broad-based operational improvements to strengthen our platform and processes. The seniors housing industry is in the midst of a timing gap between the growth of the senior population and a decline in construction starts. Fundamentally, Capital Senior Living is well positioned to take advantage of the expected improvement in supply/demand dynamics. With real estate ownership a core element of our differentiated strategy, we believe that the intrinisic value of our real estate will ultimately provide a multiplier effect when a recovery in the market and the impact from our operational initiatives take hold. In the meantime, we are moving forward with a focus on executing our comprehensive strategy, controlling costs and maximizing the value of our owned real estate.”

Operating and Financial Summary (all amounts in this operating and financial summary exclude two communities that are undergoing lease-up or significant renovation and conversion, unless otherwise noted; also, see Non-GAAP Financial Measures below and reconciliation of Non-GAAP measures to the most directly comparable GAAP measure on the final page of this release.)

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•

Revenue in the second quarter of 2018, including all communities, was $114.6 million, a $2.1 million, or 1.8%, decrease from the second quarter of 2017. The second quarter of 2018 includes no revenue from the Company’s two communities impacted by Hurricane Harvey in late August 2017. Revenue for these two communities was $2.3 million in the second quarter of 2017.

•

Revenue for consolidated and same communities, which exclude two communities undergoing lease-up or significant renovation and conversion and the Company’s two communities impacted by Hurricane Harvey, was $113.2 million in the second quarter of 2018, an increase of 0.1% as compared to the second quarter of 2017.

•

Occupancy for consolidated and same communities was 85.5% in the second quarter of 2018, a decrease of 60 basis points from the first quarter of 2018 and a decrease of 100 basis points from the second quarter of 2017.

•	Average monthly rent for consolidated and same communities was $3,619, an increase of $35 per occupied unit, or 1.0%, as compared to the second quarter of 2017.

•	Income from operations, including all communities, was $3.6 million in the second quarter of 2018 compared to $4.7 million in the second quarter of 2017.

•	The Company’s Net Loss for the second quarter of 2018, including all communities, was $9.1 million.

•	Excluding items noted and reconciled on the final page of this release, the Company’s adjusted net loss was $5.0 million in the second quarter of 2018.

•

Adjusted EBITDAR was $38.4 million in the second quarter of 2018 compared to $38.3 million in the second quarter of 2017. Adjusted EBITDAR is a financial valuation measure, rather than a financial performance measure, used by management and others to evaluate the value of companies in the senior living industry.

•	Adjusted Cash From Facility Operations (“CFFO”) was $10.6 million in the second quarter of 2018 compared to $11.5 million in the second quarter of 2017.

Financial Results - Second Quarter

For the second quarter of 2018, the Company reported revenue of $114.6 million, compared to revenue of $116.7 million in the second quarter of 2017. Revenue for consolidated communities excluding the two communities undergoing significant renovation and conversion, and the two Houston communities impacted by Hurricane Harvey, increased 0.1% in the second quarter of 2018 as compared to the second quarter of 2017.

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Operating expenses for the second quarter of 2018 were $73.0 million, a decrease of $0.3 million from the second quarter of 2017. Operating expenses include a $1.6 million business interruption insurance credit related to the Company’s two Houston communities impacted by Hurricane Harvey to offset the lost revenues and continuing expenses, and to restore the communities’ net income for the second quarter of 2018 based on an approximate average of the communities’ net income in the seven months of 2017 prior to the hurricane.

General and administrative expenses for the second quarter of 2018 were $5.7 million. This compares to general and administrative expenses of $6.1 million in the second quarter of 2017. Excluding transaction and conversion costs in both periods and a benefit reserve adjustment related to the Affordable Care Act in 2018, general and administrative expenses decreased $1.1 million in the second quarter of 2018 as compared to the second quarter of 2017. As a percentage of revenues under management, general and administrative expenses, excluding transaction and conversion costs, were 3.9% in the second quarter of 2018 compared to 4.8% in the second quarter of 2017.

Income from operations for the second quarter of 2018 was $3.6 million. The Company recorded a net loss on a GAAP basis of $9.1 million in the second quarter of 2018. Excluding items noted and reconciled on the final page of this release, the Company’s adjusted net loss was $5.0 million in the second quarter of 2018.

The Company’s Non-GAAP financial measures exclude two communities that are undergoing significant renovation and conversion (see “Non-GAAP Financial Measures” below), including a community in Indiana that recently completed a significant renovation and conversion and is now in lease-up that was excluded beginning in the second quarter of 2018. Three communities that were previously excluded from the Company’s Non-GAAP financial measures were added back to such measures beginning in the first quarter of 2018.

Adjusted EBITDAR for the second quarter of 2018 was $38.4 million as compared to $38.3 million in the second quarter of 2017. Adjusted CFFO was $10.6 million in the second quarter of 2018, as compared to $11.5 million in the second quarter of 2017.

Operating Activities

Same-community results exclude two communities previously noted that are undergoing lease-up or significant renovation and conversion, and the two Houston communities impacted by Hurricane Harvey. Same-community results also exclude certain conversion costs.

Same-community revenue in the second quarter of 2018 increased 0.1% versus the second quarter of 2017.

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Same-community operating expenses increased 2.8% from the second quarter of the prior year, excluding conversion costs in both periods. On the same basis, labor costs, including benefits, increased 3.4% and utilities increased 6.6%, while food costs decreased 6.9%, all as compared to the second quarter of 2017. At communities that have not converted units to higher levels of care, labor costs increased 2.5% compared to the second quarter of 2017. Same-community net operating income decreased 4.3% in the second quarter of 2018 as compared to the second quarter of 2017.

Capital expenditures for the second quarter of 2018 were $5.2 million, representing approximately $4.0 million of investment spending and approximately $1.2 million of recurring capital expenditures.

Financial Outlook

The Company expects the operating environment to remain challenging through 2018 and for the lower average monthly rents that resulted from the pricing actions taken in the first half of 2018 to impact the remainder of the year. As such, the Company currently expects its full-year 2018 Adjusted CFFO to be in the range of $38 million to $41 million. Immediate recovery plans have been implemented across the portfolio to increase revenues and reduce expenses. The sales and operational improvements the Company has been implementing throughout 2018 continue to progress. Furthermore, the Company is currently conducting a comprehensive review of operations to determine additional steps that can be taken to improve performance going forward. The Company believes these proactive actions will position it to deliver improved results beginning in 2019, particularly as the 80+ senior population growth accelerates in the next 18 months and beyond.

Balance Sheet

The Company ended the quarter with $24.3 million of cash and cash equivalents, including restricted cash. As of June 30, 2018, the Company financed its owned communities with mortgages totaling $954.6 million at interest rates averaging 4.8%. All of the Company’s debt is at fixed interest rates, except for two bridge loans totaling approximately $76.4 million at June 30, 2018, one of which matures in the first quarter of 2020 and the other in the fourth quarter of 2021. The earliest maturity date for the Company’s fixed-rate debt is in 2021.

The Company’s cash on hand and cash flow from operations are expected to be sufficient for working capital, prudent reserves and the equity needed to fund the Company’s acquisition, conversion and renovation programs.

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Q2 2018 Conference Call Information

The Company will host a conference call with senior management to discuss the Company’s second quarter 2018 financial results. The call will be held on Tuesday, July 31, 2018, at 5:00 p.m. Eastern Time. The call-in number is 323-994-2093, confirmation code 7656713. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer.

For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting July 31, 2018 at 8:00 p.m. Eastern Time, until August 8, 2018 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 7656713. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com.

Non-GAAP Financial Measures of Operating Performance

Adjusted EBITDAR is a financial valuation measure and Adjusted Net Income/(Loss) and Adjusted CFFO are financial performance measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures may have material limitations in that they do not reflect all of the costs associated with our results of operations as determined in accordance with GAAP. As a result, these non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

Adjusted EBITDAR is a valuation measure commonly used by our management, research analysts and investors to value companies in the senior living industry. Because Adjusted EBITDAR excludes interest expense and rent expense, it allows our management, research analysts and investors to compare the enterprise values of different companies without regard to differences in capital structures and leasing arrangements.

The Company believes that Adjusted Net Income/(Loss) and Adjusted CFFO are useful as performance measures in identifying trends in day-to-day operations because they exclude the costs associated with acquisitions and conversions and other items that do not ordinarily reflect the ongoing operating results of our primary business. Adjusted Net Income/(Loss) and Adjusted CFFO provide indicators to management of progress in achieving both consolidated and individual business unit operating performance and are used by research analysts and investors to evaluate the performance of companies in the senior living industry.

The Company strongly urges you to review on the last page of this release the reconciliation of net loss to Adjusted EBITDAR and the reconciliation of net income (loss) to Adjusted Net Income/(Loss) and Adjusted CFFO, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows.

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About the Company

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating strategy is to provide value to residents by providing quality senior housing services at reasonable prices. The Company’s communities emphasize a continuum of care, which integrates independent living, assisted living, and memory care services, to provide residents the opportunity to age in place. The Company operates 129 senior housing communities in geographically concentrated regions with an aggregate capacity of approximately 16,500 residents.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, refinancing, community sales, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

For information about Capital Senior Living, visit www.capitalsenior.com.

Contact Carey P. Hendrickson, Chief Financial Officer, at 972-770-5600 for more information.

CAPITAL/Page 7

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,870	$17,646
Restricted cash	13,457	13,378
Accounts receivable, net	13,933	12,307
Property tax and insurance deposits	11,054	14,386
Prepaid expenses and other	6,626	6,332

Total current assets	55,940	64,049
Property and equipment, net	1,079,770	1,099,786
Other assets, net	17,929	18,836

Total assets	$1,153,639	$1,182,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,534	$7,801
Accrued expenses	38,347	40,751
Current portion of notes payable, net of deferred loan costs	19,278	19,728
Current portion of deferred income	14,340	13,840
Current portion of capital lease and financing obligations	2,912	3,106
Federal and state income taxes payable	172	383
Customer deposits	1,305	1,394

Total current liabilities	82,888	87,003
Deferred income	9,092	10,033
Capital lease and financing obligations, net of current portion	47,465	48,805
Deferred taxes	1,941	1,941
Other long-term liabilities	13,486	16,250
Notes payable, net of deferred loan costs and current portion	930,042	938,206
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares – 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares – 65,000; issued and outstanding shares – 31,178 and 30,505 in 2018 and 2017, respectively	317	310
Additional paid-in capital	183,960	179,459
Retained deficit	(112,122)	(95,906)
Treasury stock, at cost – 494 shares in 2018 and 2017	(3,430)	(3,430)

Total shareholders’ equity	68,725	80,433

Total liabilities and shareholders’ equity	$1,153,639	$1,182,671

CAPITAL/Page 8

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Resident revenue	$114,627	$116,718	$229,270	$232,708
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	72,968	73,289	144,668	146,067
General and administrative expenses	5,712	6,083	11,734	12,317
Facility lease expense	14,224	13,968	28,438	28,555
Loss on facility lease termination	—	—	—	12,858
Stock-based compensation expense	2,559	1,941	4,508	3,871
Depreciation and amortization expense	15,521	16,746	30,893	33,959

Total expenses	110,984	112,027	220,241	237,627

Income (Loss) from operations	3,643	4,691	9,029	(4,919)
Other income (expense):
Interest income	38	14	75	32
Interest expense	(12,615)	(12,404)	(25,066)	(24,409)
Gain (Loss) on disposition of assets, net	—	—	3	(125)
Other income	1	2	2	5

Loss before provision for income taxes	(8,933)	(7,697)	(15,957)	(29,416)
Provision for income taxes	(127)	(138)	(259)	(261)

Net loss	$(9,060)	$(7,835)	$(16,216)	$(29,677)

Per share data:
Basic net loss per share	$(0.30)	$(0.27)	$(0.55)	$(1.01)

Diluted net loss per share	$(0.30)	$(0.27)	$(0.55)	$(1.01)

Weighted average shares outstanding — basic	29,831	29,478	29,730	29,384

Weighted average shares outstanding — diluted	29,831	29,478	29,730	29,384

Comprehensive loss	$(9,060)	$(7,835)	$(16,216)	$(29,677)

CAPITAL/Page 9

CAPITAL SENIOR LIVING CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Six Months Ended June 30,
	2018	2017
Operating Activities
Net loss	$(16,216)	$(29,677)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,893	33,959
Amortization of deferred financing charges	859	800
Amortization of deferred lease costs and lease intangibles	424	435
Amortization of lease incentives	(856)	(597)
Deferred income	(344)	(502)
Lease incentives	—	3,655
Loss on facility lease termination	—	12,858
(Gain) Loss on disposition of assets, net	(3)	125
Provision for bad debts	1,454	975
Stock-based compensation expense	4,508	3,871
Changes in operating assets and liabilities:
Accounts receivable	(3,080)	(3,828)
Property tax and insurance deposits	3,332	3,586
Prepaid expenses and other	(294)	1,974
Other assets	407	5,380
Accounts payable	(1,267)	2,944
Accrued expenses	(2,404)	(2,907)
Other liabilities	(1,908)	2,750
Federal and state income taxes receivable/payable	(211)	(235)
Deferred resident revenue	(97)	(517)
Customer deposits	(89)	(65)

Net cash provided by operating activities	15,108	34,984
Investing Activities
Capital expenditures	(10,802)	(21,942)
Cash paid for acquisitions	—	(85,000)
Proceeds from disposition of assets	4	13

Net cash used in investing activities	(10,798)	(106,929)
Financing Activities
Proceeds from notes payable	1,740	66,584
Repayments of notes payable	(11,167)	(10,302)
Cash payments for capital lease and financing obligations	(1,534)	(1,161)
Deferred financing charges paid	(46)	(914)

Net cash (used in) provided by financing activities	(11,007)	54,207

Decrease in cash and cash equivalents	(6,697)	(17,738)
Cash and cash equivalents and restricted cash at beginning of period	31,024	47,323

Cash and cash equivalents and restricted cash at end of period	$24,327	$29,585

Supplemental Disclosures
Cash paid during the period for:
Interest	$24,121	$23,265

Income taxes	$543	$529

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Capital Senior Living Corporation

Supplemental Information

			Average
	Communities		Resident Capacity		Average Units
	Q2 18	Q2 17	Q2 18	Q2 17	Q2 18	Q2 17
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	83	83	10,767	10,767	7,971	8,179
Leased	46	46	5,756	5,756	4,420	4,409

Total	129	129	16,523	16,523	12,391	12,588

Independent living			6,879	6,879	4,898	5,245
Assisted living			9,644	9,644	7,493	7,343

Total			16,523	16,523	12,391	12,588
II. Percentage of Operating Portfolio
Consolidated communities
Owned	64.3%	64.3%	65.2%	65.2%	64.3%	65.0%
Leased	35.7%	35.7%	34.8%	34.8%	35.7%	35.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			41.6%	41.6%	39.5%	41.7%
Assisted living			58.4%	58.4%	60.5%	58.3%

Total			100.0%	100.0%	100.0%	100.0%

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Capital Senior Living Corporation

Supplemental Information (excludes two communities being repositioned/leased up and two communities impacted by Hurricane Harvey)

Selected Operating Results

	Q2 18		Q2 17
I. Owned communities
Number of communities	79		79
Resident capacity	10,248		10,248
Unit capacity (1)	7,776		7,755
Financial occupancy (2)	86.9%		87.8%
Revenue (in millions)	71.5		71.2
Operating expenses (in millions) (3)	46.3		45.0
Operating margin (3)	35%		37%
Average monthly rent	3,527		3,483
II. Leased communities
Number of communities	46		46
Resident capacity	5,756		5,756
Unit capacity (1)	4,420		4,409
Financial occupancy (2)	83.1%		84.2%
Revenue (in millions)	41.7		42.0
Operating expenses (in millions) (3)	25.1		24.4
Operating margin (3)	40%		42%
Average monthly rent	3,789		3,769
III. Consolidated and Same communities (4)
Number of communities	125		125
Resident capacity	16,004		16,004
Unit capacity	12,196		12,164
Financial occupancy (2)	85.5%		86.5%
Revenue (in millions)	113.2		113.1
Operating expenses (in millions) (3)	71.3		69.4
Operating margin (3)	37%		39%
Average monthly rent	3,619		3,584
IV. General and Administrative expenses as a percent of Total Revenues under Management
Second quarter (5) Year to Date (5)	3.9 4.5	% %	4.8 4.8	% %
V. Consolidated Mortgage Debt Information (in thousands, except interest rates) (excludes insurance premium financing)
Total fixed rate mortgage debt	878,179		887,477
Total variable rate mortgage debt	76,381		76,624
Weighted average interest rate	4.77%		4.63%

(1)

Due to conversion and refurbishment projects completed at certain communities, unit capacity is higher in Q2 18 than Q2 17 for same communities under management, which affects all groupings of communities.

(2)	Financial occupancy represents actual days occupied divided by total number of available days during the quarter.
(3)	Excludes management fees, provision for bad debts and transaction and conversion costs.
(4)

Since the Company has not completed any new acquisitions of communities, other than the four communities which were acquired during the first quarter of fiscal 2017 that were previously leased and already included in the Company’s consolidated operating results, consolidated and same communities are equivalent for the comparable periods and no longer require separate reporting by the Company.

(5)	Excludes transaction and conversion costs.

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CAPITAL SENIOR LIVING CORPORATION

NON-GAAP RECONCILIATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Adjusted EBITDAR
Net loss	$(9,060)	$(7,835)	$(16,216)	$(29,677)
Depreciation and amortization expense	15,521	16,746	30,893	33,959
Stock-based compensation expense	2,559	1,941	4,508	3,871
Facility lease expense	14,224	13,968	28,438	28,555
Loss on facility lease termination	—	—	—	12,858
Provision for bad debts	995	532	1,454	975
Interest income	(38)	(14)	(75)	(32)
Interest expense	12,615	12,404	25,066	24,409
Loss (Gain) on disposition of assets, net	—	—	(3)	125
Other income	(1)	(2)	(2)	(5)
Provision for income taxes	127	138	259	261
Casualty losses	215	712	429	1,023
Transaction and conversion costs	589	838	838	1,552
Employee benefit reserve adjustments	690	—	690	—
Communities excluded due to repositioning/lease-up	(38)	(1,112)	24	(1,813)

Adjusted EBITDAR	$38,398	$38,316	$76,303	$76,061

Adjusted Revenues
Total revenues	$114,627	$116,718	$229,270	$232,708
Communities excluded due to repositioning/lease-up	(1,419)	(4,700)	(2,773)	(9,341)

Adjusted revenues	$113,208	$112,018	$226,497	$223,367

Adjusted net loss and Adjusted net loss per share
Net loss	$(9,060)	$(7,835)	$(16,216)	$(29,677)
Casualty losses	215	712	429	1,023
Transaction and conversion costs	619	933	881	2,036
Employee benefit reserve adjustments	690	—	690	—
Resident lease amortization	—	2,085	—	5,323
Loss on facility lease termination	—	—	—	12,859
Loss (Gain) on disposition of assets	—	—	(3)	125
Tax impact of Non-GAAP adjustments (25% in 2018 and 37% in 2017)	(209)	(1,380)	(327)	(7,905)
Deferred tax asset valuation allowance	2,110	2,768	3,519	10,933
Communities excluded due to repositioning/lease-up	606	453	1,278	1,038

Adjusted net loss	$(5,029)	$(2,264)	$(9,749)	$(4,245)

Diluted shares outstanding	29,831	29,478	29,730	29,384

Adjusted net loss per share	$(0.17)	$(0.08)	$(0.33)	$(0.14)

Adjusted CFFO
Net loss	$(9,060)	$(7,835)	$(16,216)	$(29,677)
Non-cash charges, net	19,012	20,535	36,935	55,579
Lease incentives	—	(1,397)	—	(3,655)
Recurring capital expenditures	(1,186)	(1,186)	(2,373)	(2,373)
Casualty losses	215	712	429	1,023
Transaction and conversion costs	619	933	881	1,812
Employee benefit reserve adjustments	690	—	690	—
Communities excluded due to repositioning/lease-up	320	(311)	709	(233)

Adjusted CFFO	$10,610	$11,451	$21,055	$22,476

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